Exhibit 10.2.3

[Letterhead of Sequa Corporation]

May 3, 2007

Mr. John J. Dowling III
8557 Colonial Lane
Ladue, MO 63124

Re:           Employment Agreement Extension

Dear John:

Reference is hereby made to that certain Employment Agreement dated as of May 31, 2005, by and between Sequa Corporation ("Sequa") and you as amended by that certain letter Agreement dated May 10, 2006, between Sequa and you (collectively, the "Employment Agreement").  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

This letter shall confirm that the Employment Term as set forth in Section 3 of the Employment Agreement shall be extended for an additional one (1) year from and after May 31, 2008, through May 31, 2009.

All other terms and conditions of the Employment Agreement shall remain in full force and effect and are hereby ratified by Executive and Company.

If the foregoing confirms your agreement and understanding, please so indicate by signing in the space provided below and returning one (1) original of this letter to me.

Very truly yours,

Sequa Corporation

/s/ Martin Weinstein
Martin Weinstein
Vice Chairman and Chief Executive Officer

Acknowledged and Agreed
this 3rd day of May, 2007
/s/ John J. Dowling III
John J. Dowling III